                                                                     EXHIBIT 99j


                               POWERTEL USA, INC.



                                    97-30265


                                   CHAPTER 11
                            MONTHLY OPERATING REPORT
                                  JANUARY 1998


The Debtor in Possession is filing an incomplete Monthly Operating Report due to the lack of complete records. The former officers of PowerTel, USA. Inc. have not cooperated with the Debtor by providing the necessary information. The Books and Records are missing. Therefore, it is impossible for the Debtor to file a complete Monthly Operating Report.

                                                /s/ Richard Cascarilla
                                                --------------------------------
                                                RICHARD A. CASCARILLA, PRESIDENT
                                                DEBTOR IN POSSESSION

                                  BALANCE SHEET
                                JANUARY 31, 1998

                                     Assets

Current Assets:

         Cash                                          $        78,051.73
                                                       ------------------
                  Accounts Receivable                  $
                                                       ------------------
                  Allowance for Doubtful
                           Accounts                    $
                                                       ------------------
                  Accounts Receivable (Net)            $
                                                       ------------------
                  Inventory                            $
                                                       ------------------
                  Prepaid Expenses                     $
                                                       ------------------

                  Total Current Assets                 $        78,051.73
                                                       ------------------

Property and Equipment (Fair Market Value)

                 Real Property                         $
                                                       ------------------
                 Machinery and Equipment               $   5,700, 000. 00
                                                       ------------------
                 Furniture and Fixtures                $
                                                       ------------------
                 Office Equipment                      $
                                                       ------------------
                 Leasehold Improvements                $
                                                       ------------------
                 Vehicles                              $
                                                       ------------------
                 Other                                 $
                                                       ------------------

                 Total Property and Equipment          $     5,700,000.00
                                                       ------------------


                 Total Assets:                         $     5,778,051.73
                                                       ------------------

                                   LIABILITIES
                                JANUARY 31, 1998

Postpetition Liabilities (Accrued and Unpaid)

         Salaries & Wages                         $
                                                  -----------------------
         Payroll Taxes                            $              2,166.30
                                                  -----------------------
         Sales Taxes                              $
                                                  -----------------------
         Income Taxes                             $
                                                  -----------------------
         Real Property Taxes                      $
                                                  -----------------------
         Personal Property Taxes                  $
                                                  -----------------------
         Accounts Payable                         $
                                                  -----------------------
         Postpetition Real Property
                 Lease Arrearages                 $
                                                  -----------------------
         Postpetition Equipment
                 Lease Arrearages                 $
                                                  -----------------------
         Accrued Professional Fees
         Other                                    $
                                                  -----------------------
                                                  $
                                                  -----------------------

         Total Postpetition Liabilities           $              2,166.30
                                                  -----------------------

Prepetition Liabilities

         Priority Debt (Schedule A-1)            $
                                                  -----------------------
         Secured Debt (Schedule A-2)             $
                                                  -----------------------
         Unsecured Debt (Schedule A-3)           $
                                                  -----------------------

         Total Prepetition Liabilities           $
                                                  -----------------------
Shareholder's Equity

         Common Stock                             $
                                                  -----------------------
         Paid-In Capital                          $          5,700,000.00
                                                  -----------------------
         Retained Earnings                        $             75,885.43
                                                  -----------------------

         Total Shareholder's Equity               $          5,775.885.43
                                                  -----------------------

         Total Liabilities & Equity               $          5,778,051.73
                                                  -----------------------

                                 RECAPITULATION
                                JANUARY 31, 1998

Balance from Prior Month

         General Account                                                          $ 91,964.13
                                                                                  -----------
                 Bank            FIRST OF AMERICA BANK, N.A. MICHIGAN
                 Branch          OKEMOS, MICHIGAN
                 Account         #62-3007936-7

         General Account                                                          $
                                                                                  -----------
                 Bank
                 Branch
                 Account #

         Tax Account                                                              $
                                                                                  -----------
                 Bank
                 Branch
                 Account #

Balance to Carry Forward to Next Month

          General Account                                                         $ 78,051.73
                                                                                  -----------

          General Account                                                         $
                                                                                  -----------

          Tax Account                                                             $
                                                                                  -----------

                               POWERTEL USA, INC.
                             EAST LANSING, MICHIGAN
                             BANK ACCOUNT SUMMARIES
                                    #97-30265
                                 (PTELBANK.198)
                                JANUARY 31, 1998

                                                                                          FIRST OF
DATE                                     DESCRIPTION                                      AMERICA
------------------                       ---------------------------                      ------------
01.01.98                                 BEGINNING BALANCE                                $  91,964.13
                                                                                          ------------
01.31.98                                 TOTAL DEPOSITS                                   $       0.00
                                                                                          ------------

01.31.98                                 CHECKS WRITTEN PER ATTACHED                      $  13,912.40
                                                                                          ------------
01.31.98                                 TOTAL DISBURSEMENTS                              $  13,912.40
                                                                                          ------------
01.31.98                                 BALANCE                                          $  78,051.73
                                                                                          ============

RUN DATE: 2/13/98                POWERTEL USA, INC.              PAGE: I
SYS DATE: 01/31/98               TRANSACTION JOURNAL             TIME: 09:15 AM


SOURCE           POSTING         CREDIT
JOURNAL          DATE            ACCOUNT NO               BATCH TOTAL             JOURNAL COMMENT

CD-0001          01/31/98        1020-000-00              13,912.40               DISBURSEMENTS

CHECK NO         DATE            COMMENT                          DEBIT ACCT              TRANS AMOUNT
----------       --------        ------------------------         -----------             -------------------
0001040          01/04/98        U.P.S.                           6000-000-00                           11.00
0001049          01/04/98        CASEY & BOOG                     6600-000-00                           95.00
0001050          01/05/98        POSTMASTER EL                    6500-000-00                           80.00
0001051          01/12/98        MICHALE KASOUFF                  7900-000-00                          704.00
0001052          01/13/98        FLEET CREDIT CORP.               7900-000-00                          398.86
0001053          01/14/98        STATE OF MICHIGAN                2110-003-00                        2,700.00
0001054          01/14/98        FIRST OF AMERICA                 2110-001-00                          856.80
0001054          01/14/98        FIRST OF AMERICA                 2110-002-00                        1,652.00
0001054          01/14/98        FIRST OF AMERCIA                 2110-005-00                          856.80
                                                                                                    ---------

                                                  CHECK 0001054 TOTALS:                              3,365.60
                                                                                                    ---------
0001055          01/16/98        CASEY & BOOG                     6600-000-00                           95.00
0001056          01/19/98        BARB FELDKAMP                    6600-000-00                          100.00
0001057          01/25/98        U.P.S.                           6000-000-00                           22.00
0001058          01/25/98        CORPORATE SERVICES               7800-000-00                           54.04
0001059          01/25/98        KNUTSON TRAVEL PORT              7900-000-00                        1,056.00
0001060          01/25/98        RICHARD A. CASCARILLA            8100-000-00                        3,723.00
0001061          01/27/98        ROBERT LINDBERG CPA              5050-000-00                          170.40
0001062          01/28/98        INTERNAL REVENUE SERVICE         2110-005-00                           84.80
0001063          01/28/98        MESC                             2110-005-00                          256.50
0001064          01/28/98        NEV. EMP. SEC. DIV.              2110-005-00                            5.00
0001065          01/28/98        H. LAWRENCE HERTH                8100-000-00                          991.20
                                                                                                    ---------
                                                  JOURNAL CD-0001 TOTALS:                           13,912.40
                                                                                                    ---------
                                                  SOURCE CD TOTALS:                                 13,912.40
                                                                                                    ---------
                                                          REPORT TOTALS:                            13,912.40
                                                                                                    =========

                                INCOME STATEMENT
                                 (Accrual Basis)
                       OCTOBER 1, 1997 TO OCTOBER 31, 1998

                                                            Current                      Year to
                                                             Month                        Date
                                                       -----------------           ------------------
Income                                                 $                           $
                                                       -----------------           ------------------
Cost of Goods Sold
        Beginning Inventory                            $                           $
                                                       -----------------           ------------------
        Inventory Purchases                            $                           $
                                                       -----------------           ------------------
        Ending Inventory                               $                           $
                                                       -----------------           ------------------

        Total Costs of Goods Sold                      $                           $
                                                       -----------------           ------------------

Operating Expenses
        Salaries and Wages                             $        6,200.00           $        29,800.00
                                                       -----------------           ------------------
        Employee Benefits                              $                           $
                                                       -----------------           ------------------
        Freight & Shipping                             $          113.00           $         1,105.32
                                                       -----------------           ------------------
        Rent                                           $                           $
                                                       -----------------           ------------------
        Secured Debt Payments                          $                           $
                                                       -----------------           ------------------
        Outside Services                               $          290.00           $         1,809.93
                                                       -----------------           ------------------
        Telephone                                      $           54.04           $           397.35
                                                       -----------------           ------------------
        Repairs & Maintenance                          $                           $
                                                       -----------------           ------------------
        Miscellaneous Office Expense                   $                           $         1,437.78
                                                       -----------------           ------------------
        Advertising                                    $                           $
                                                       -----------------           ------------------
        Travel & Entertainment                         $        2,158.86           $         6,364.39
                                                       -----------------           ------------------
        Professional Fees                              $          170.40           $        28,557.15
                                                       -----------------           ------------------
        Court Costs                                    $                           $        16,872.00
                                                       -----------------           ------------------
        Insurance: Liability                           $                           $
                                                       -----------------           ------------------
                   Property                            $                           $
                                                       -----------------           ------------------
                   Vehicle                             $                           $
                                                       -----------------           ------------------
                   Worker's Compensation               $                           $
                                                       -----------------           ------------------
                   Other - Bond                        $                           $          (920.00)
                                                       -----------------           ------------------
        Taxes: Payroll                                 $          577.50           $         2,832.20
                                                       -----------------           ------------------
               Sales                                   $                           $
                                                       -----------------           ------------------
               Income                                  $                           $
                                                       -----------------           ------------------
               Real Property                           $                           $
                                                       -----------------           ------------------
               Personal Property                       $                           $
                                                       -----------------           ------------------

        Total Operating Expenses                       $        9,563.80           $        88,256.12
                                                       -----------------           ------------------
        Total Profit (Loss) from Operations            $       (9,563.80)          $       (88,256.12)
                                                       -----------------           ------------------

        Other Income (Expense)                         $                           $
                                                       -----------------           ------------------
                Gain (Loss) on Sale of Assets          $                           $
                                                       -----------------           ------------------
                Interest Expense                       $                           $
                                                       -----------------           ------------------
                Interest Income                        $                           $
                                                       -----------------           ------------------
                Dividend Income                        $                           $            16.34
                                                       -----------------           ------------------

                Total                                  $                           $           (16.34)
                                                       -----------------           ------------------

        Total Profit (Loss) for Month                  $       (9,563.80)          $       (88,239.78)
                                                       -----------------           ------------------

                               CASH FLOW STATEMENT
                                JANUARY 31, 1998

                                                                                   Projected
                                                         Current                  For current
                                                          Month                      Month
                                                    -----------------           -----------------
        Receipts:

        Sales (Cash Only)                           $                           $
                                                    -----------------           -----------------
        Collections of Accounts Receivable          $                           $
                                                    -----------------           -----------------
        Other Income                                $                           $
                                                    -----------------           -----------------

Total Receipts                                      $                           $
                                                    -----------------           -----------------

Disbursements:

        Purchases and Inventory                     $                           $
                                                    -----------------           -----------------
        Salaries and Wages                          $        4,714.20           $
                                                    -----------------           -----------------
        Employee Benefits                           $                           $
                                                    -----------------           -----------------
        Shipping &  Freight                         $          113.00           $
                                                    -----------------           -----------------
        Rent                                        $                           $
                                                    -----------------           -----------------
        Secured Debt Payments                       $                           $
                                                    -----------------           -----------------
        Outside Services                            $          290.00           $
                                                    -----------------           -----------------
        Telephone                                   $           54.04           $
                                                    -----------------           -----------------
        Repairs & Maintenance                       $                           $
                                                    -----------------           -----------------
        Miscellaneous Office Expense                $                           $
                                                    -----------------           -----------------
        Advertising                                 $                           $
                                                    -----------------           -----------------
        Travel & Entertainment                      $        2,158.86           $
                                                    -----------------           -----------------
        Professional Fees                           $          170.40           $
                                                    -----------------           -
        Court Costs                                 $                           $
                                                    -----------------           -----------------

Insurance: Liability                                $                           $
                                                    -----------------           -----------------
           Property                                 $                           $
                                                    -----------------           -----------------
           Vehicle                                  $                           $
                                                    -----------------           -----------------
           Worker's Compensation                    $                           $
                                                    -----------------           -----------------
           Other                                    $                           $
                                                    -----------------           -----------------

Taxes: Payroll                                      $        6,411.90           $
                                                    -----------------           -----------------
       Sales                                        $                           $
                                                    -----------------           -----------------
       Income                                       $                           $
                                                    -----------------           -----------------
       Real Property                                $                           $
                                                    -----------------           -----------------
       Personal Property                            $                           $
                                                    -----------------           -----------------

Total Disbursements                                 $       13,912.40           $
                                                    -----------------           -----------------

Cash Flow                                           $      (13,912.40)          $
                                                    -----------------           -----------------

                              Monthly Questionnaire

         I.       Accounts Payable and Receivable Aging:

                  Attach an Accounts Payable and Receivable Aging Schedule, identifying in chronological (or reverse chronological) order every debt which came due after the commencement of the bankruptcy case but has not been paid, and specifying the creditor by name and address, the nature of the debt (e.g., rent, advertising, wages, etc.), the amount owed and the date on which the obligation came due. Provide summary information below for both accounts payable and accounts receivable:


                                        Accounts Payable              Accounts Receivable
                                        ----------------              -------------------
Less Than 31 Days Past Due
31 to 60 Days Past Due
61 to 90 Days Past Due
91 to 120 Days Past Due
Over 120 Days Past Due

         II.      Payments to Secured Creditors and Lessors:

                  Identify every secured Creditor and lessor by name and address, and provide the requested information. Where there is a postpetition stipulation or court order governing the creditor's treatment, respond on the basis of that stipulation or order; otherwise, respond on the basis of the prepetition contract or lease.



Creditor Name and Address            Payment        Periodic       Date of             Post Petition Payments
                                     Period         Payment        Last                 Made                Missed
                                     (mo/wk)        Amount         Payment        ------------------------------------
                                                                                  No.       Amount      No.      Amount

MONTHLY QUESTIONNAIRE
Page 2

III. Tax Liability

     Gross Payroll Expense for Report Month:                          $
                                                                      ----------

     Gross Sales Subject to Sales Tax for Report Month                $
                                                                      ----------


                                     Date Paid      Amount Paid       Due But Not Paid       Accrued But Not Due
                                     ---------      -----------       ----------------       -------------------
Federal Payroll & Withholding                                                                         1,808.20
State Payroll & Withholding                                                                             358.10
State Sales & Use

IV.  Insurance Coverage


                                                                              Policy
                                                            Amount of         Expiration            Policy Paid
                                    Carrier/Agent Name      Coverage          Date                  Through Date
                                    ------------------      ---------         -----------           ------------
Worker's Compensation
Liability
Fire & Extended Coverage
Property
Theft
Vehicle
Life (Beneficiary):
Other (specify):

V.   Postpetition Payments


         A. Has the Debtor made any payments outside of the ordinary course of business to any officers, shareholders, directors, other principals or insider-employees or to professionals without specific authorization under a Bankruptcy Court order? NO

         If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

         B. Has the Debtor, following the commencement of the bankruptcy case, made any payments on account of prepetition unsecured debts, except as specifically authorized by the Bankruptcy Court? NO

         If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

MONTHLY QUESTIONNAIRE
Page 3


IV.      Narrative

         Provide a brief narrative report of any significant events outside of the ordinary course of business which occurred during the Report Month:

VII.     U.S. Trustee Fees


Quarter             Total                 Quarterly Fee      Amount Paid         Date Paid      Total Quarterly
Ending              Disbursement                                                                Fees Due But
                    During Quarter                                                              Not Paid
---------------------------------------------------------------------------------------------------------------

     I declare under penalty of perjury that I have reviewed the income statement, cash flow statement, projections, balance sheet and monthly questionnaire attached hereto and,- after making reasonable inquiry, believe that these documents are accurate and correct.

                DATED this 19th day of January, 1998.

                                             By: /s/ Richard Cascarilla
                                                 ----------------------